SECURITY GROWTH AND INCOME FUND
FILE NO. 811-0487
CIK NO. 0000088565

EXHIBIT 77B:  Accountant's Report on Internal Control


                         Report of Independent Auditors


The Shareholders and Board of Directors
Security Growth and Income Fund

In planning and performing our audit of the financial statements of Security Growth and Income Fund for the year ended September 30, 2000, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirement of Form N-SAR, and not to provide assurance on the internal control.

The  management  of  Security   Growth  and  Income  Fund  is  responsible   for
establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those internal controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of September 30, 2000.

This report is intended solely for the information and use of the Board of Directors and management of Security Growth and Income Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                               Ernst & Young LLP

Kansas City, Missouri
November 10, 2000